Exhibit 99.1
TerraForm Global Announces Receipt of Nasdaq Letter

BETHESDA, MD, May 16, 2017 (GLOBENEWSWIRE) -- TerraForm Global, Inc. (Nasdaq: GLBL) (“TerraForm Global” or the “Company”), an owner and operator of clean energy power plants, today announced that on May 15, 2017 it received a notification letter from a Senior Director of Nasdaq Listing Qualifications (the “Notification Letter”). The Notification Letter stated that because the Company has not yet filed its Form 10-Q for the quarter ended March 31, 2017 (the “1Q 2017 10-Q”), this serves as an additional basis for delisting the Company’s securities from the Nasdaq Stock Market under Nasdaq Listing Rule 5250(c)(1), which requires timely filing of periodic reports with the Securities and Exchange Commission.

On March 21, 2017, the Company announced that the Nasdaq Hearings Panel granted the Company an extension until June 30, 2017 to regain compliance with Nasdaq’s continued listing requirements with respect to its Form 10-K for the year ended December 31, 2016, the 1Q 2017 10-Q and its delinquency in holding its annual meeting during the year ended December 31, 2016. The Notification Letter has no immediate effect on the listing of the Company’s common stock on the Nasdaq Global Select Market. The Company continues to work to regain compliance with Nasdaq’s continued listing requirements as soon as practicable. However, there can be no assurance that the Company will regain compliance with Nasdaq’s continued listing requirements on or before June 30, 2017 or that the Company will be granted any additional extensions to regain compliance with Nasdaq’s continued listing requirements.

About TerraForm Global

TerraForm Global is a renewable energy company that is changing how energy is generated, distributed and owned. TerraForm Global creates value for its investors by owning and operating clean energy power plants in high-growth emerging markets. For more information about TerraForm Global, please visit: www.terraformglobal.com.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks, and uncertainties and typically include words or variations of words such as “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “estimate,” “predict,” “project,” “goal,” “guidance,” “outlook,” “objective,” “forecast,” “target,” “potential,” “continue,” “would,” “will,” “should,” “could,” or “may” or other comparable terms and phrases.

Such statements include, without limitation, statements regarding the additional time that may be granted for the Company to regain compliance with the Nasdaq rules; the Company’s ability and time required to regain compliance with Nasdaq’s rules; and the progress, outcome and timing of completing its Form 10-K for the year ended December 31, 2016 and the 1Q 2017 10-Q and holding its annual meeting of stockholders. These forward-looking statements are based on current expectations as of the date of this press release and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the extent and impact of delays in the Company’s completion of its Form 10-K for the year ended December 31, 2016 and the 1Q 2017 10-Q and in holding the Company’s annual meeting of stockholders; whether the Company will be granted additional time to regain compliance with Nasdaq’s continued listing requirements; the Company’s ability to regain compliance with Nasdaq’s continued listing requirements; as well as additional factors we have described in other filings with the Securities and Exchange Commission.

The risks included above are not exhaustive. Other factors that could adversely affect our business and prospects are described in the filings made by us with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Contacts

Investors:

Brett Prior
TerraForm Global
investors@terraform.com

Media:

Meaghan Repko / Joseph Sala
Joele Frank, Wilkinson Brimmer Katcher
media@terraform.com
(212) 355-4449